Exhibit 4.3D

JAZZ PHARMACEUTICALS, INC.

WAIVER AND AMENDMENT AGREEMENT

THIS WAIVER AND AMENDMENT AGREEMENT (the “Agreement”) is made effective as of July 6, 2009 (the “Effective Date”), by and among JAZZ PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and the undersigned Holders (the “Consenting Holders”).

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Third Amended and Restated Investor Rights Agreement made effective as of June 6, 2007 and as amended (as amended, the “Investor Rights Agreement”).

WHEREAS, the Consenting Holders acknowledge that the Company expects to enter into a Investor Rights Agreement, as the same may be amended from time to time (the “Longitude Rights Agreement”), with certain entities affiliated with Longitude Capital Management Co., LLC (the “Longitude Entities”), in connection with the entry into by the Company and the Longitude Entities of a Securities Purchase Agreement (the “Purchase Agreement”), dated on or about the date hereof, pursuant to which the Company anticipates issuing and selling shares of the Company’s Common Stock (the “Common Shares”) and warrants exercisable for the Company’s Common Stock (the “Warrants,” and the shares of the Company’s Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). The Common Shares, together with the Warrant Shares, shall be referred to herein as the “Shares.”

WHEREAS, the Consenting Holders acknowledge that pursuant to the terms of the Longitude Rights Agreement, the Company will be obligated to prepare and file one or more registration statements (the “Resale Registration Statements”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the resale of the Shares by the Longitude Entities (or any subsequent transferees or assignees thereof), and that the Company will grant to the Longitude Entities certain piggyback registration rights. As used in this Agreement, (i) the term “Shares” also includes any securities issued or issuable with respect to any of the Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; and (ii) the term “Resale Registration Statements” includes (A) any registration statements filed by the Company under the Securities Act pursuant to the terms of the Longitude Rights Agreement and (B) any amendments or supplements to any of such registration statements or the prospectuses included therein.

WHEREAS, pursuant to Section 4 of the Investor Rights Agreement, the Holders have under certain circumstances the right to be notified if the Company decides to Register any of its Common Stock and to include certain Registrable Securities held by such Holders in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein (the “IRA Piggyback Registration Rights”).

WHEREAS, pursuant to Section 15.5 of the Investor Rights Agreement, the Company and the Consenting Holders (for and on behalf of all Holders and all Investors) wish to (i) amend the Investor Rights Agreement as set forth below; and (ii) waive each of (A) the IRA Piggyback Registration Rights in connection with the filing of the Resale Registration Statements and any offerings made pursuant thereto and (B) the provisions of Section 10 of the Investor Rights Agreement with respect to the entering into of the Longitude Rights Agreement by the Company and the grant to Longitude of Registration rights pursuant thereto.

WHEREAS, the Consenting Holders are holders of at least 60% of the Registrable Securities held by all Holders and, together with the Company, have the right, pursuant to Section 15.5 of the Investor Rights Agreement, to amend the Investor Rights Agreement and to waive certain provisions thereof.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the Company and the Consenting Holders agree as follows:

AGREEMENT

1. WAIVERS.

1.1 The Consenting Holders hereby waive, for and on behalf of all Holders and all Investors, the provisions of Section 10 of the Investor Rights Agreement with respect to the entering into of the Longitude Rights Agreement by the Company and the grant to Longitude of Registration rights pursuant thereto. In furtherance of the foregoing, the Consenting Holders hereby provide, for and on behalf of all Holders and all Investors, express written consent to the entering into by the Company of the Longitude Rights Agreement and to the consummation by the Company of the transactions contemplated thereby, including but not limited to the grant of Registration rights to Longitude and the filing of the Resale Registration Statements pursuant thereto.

1.2 The Consenting Holders hereby further waive, for and on behalf of all Holders and all Investors, (i) any and all IRA Piggyback Registration Rights in connection with the filing of, and any offerings made pursuant to, the Resale Registration Statements and (ii) any rights to any notices with respect to the foregoing under the Investor Rights Agreement.

1.3 The foregoing waivers in Sections 1.1 and 1.2 are irrevocable and shall be effective with respect to each Holder and each Investor, as well as all affiliates, successors, heirs, executors, administrators and assigns of each such Holder and Investor.

2. AMENDMENTS TO INVESTOR RIGHTS AGREEMENT.

2.1 Section 1.24. Section 1.24 of the Investor Rights Agreement is hereby amended and restated to read in full as follows:

“1.24 “Special Registration Statement” shall mean (i) any registration statement relating to any employee benefit plan; (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statement related to the issuance or resale of securities issued in such a transaction; (iii) any registration statement related to stock issued upon conversion of debt securities; (iv) any Registration effected pursuant to the terms of the Registration Rights Agreement; (v) any Registration effected pursuant to the terms of the Kingsbridge Rights Agreement; (vi) any Registration effected pursuant to the terms of the Longitude Rights Agreement; or (vii) any WKSI Shelf Registration Statement that the Company’s Board of Directors shall, in its sole discretion, designate as a “Special Registration Statement” for purposes of this Agreement.”

2.2 Defined Terms. Section 1 of the Investor Rights Agreement is hereby amended to add the following sections and definitions to the list of defined terms thereunder, each of which shall read in full as follows:

“1.29 “Longitude Rights Agreement” means that certain Investor Rights Agreement, dated as of July 7, 2009, by and between the Company and the parties identified therein, as the same may be amended from time to time in accordance with the terms thereof.

1.30 “Longitude Holder” means a holder of Longitude Registrable Securities.

1.31 “Longitude Registrable Securities” shall have the same meaning as the meaning ascribed to the term “Registrable Securities” under the Longitude Rights Agreement.

1.32 “Piggyback Registrable Securities” means all Registrable Securities under this Agreement and all Longitude Registrable Securities.”

2.3 Section 4.2(b). Section 4.2(b) of the Investor Rights Agreement is hereby amended and restated to read in full as follows:

“(b) Marketing Limitation in Piggyback Registration. If the Underwriter’s Representative advises the Holders and the Longitude Holders seeking Registration of Piggyback Registrable Securities pursuant to this Section 4 or pursuant to the Longitude Rights Agreement, as applicable, in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 4.2(c)) may limit the number of Piggyback Registrable Securities to be included in such Registration and underwriting to not less than thirty percent (30%) of the total number of securities included in such Registration.”

2.4 Section 4.2(c). Section 4.2(c) of the Investor Rights Agreement is hereby amended and restated to read in full as follows:

“(c) Allocation of Shares in Piggyback Registration. If the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 4.2(b), the number of Piggyback Registrable Securities to be included in such Registration shall be allocated among the Holders and the Longitude Holders on a pro rata basis based on the total number of Piggyback Registrable Securities held by the Holders and the Longitude Holders. No Piggyback Registrable Securities or other securities excluded from the underwriting by reason of this Section 4.2(c) shall be included in the Registration Statement.”

2.5 Section 4.3. Section 4.3 is hereby added to the Investor Rights Agreement and shall read in full as follows:

“4.3 Amendment and Waiver of Section 4. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 4 may be amended or waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), with the written consent of (i) the Company and (ii) the holders holding at least sixty percent (60%) of the then outstanding Piggyback Registrable Securities; provided, however, that if any such waiver or amendment effected pursuant to this Section 4.3 materially and adversely affects the rights of the Holders and does not materially and adversely affect the rights of the Longitude Holders in the same manner, then such waiver or amendment shall require the consent of the Holders holding at least 60% of the Registrable Securities then held by all Holders; provided further that if any such waiver or amendment effected pursuant to this Section 4.3 materially and adversely affects the rights of the Longitude Holders and does not materially and adversely affect the rights of the Holders in the same manner, then such waiver or amendment shall require the consent of the Longitude Holders holding a majority-in-interest of the then outstanding Longitude Registrable Securities.”

2.6 Section 15.5. Section 15.5 of the Investor Rights Agreement is hereby amended and restated to read in full as follows:

“15.5 Amendment and Waiver of Agreement. Except as otherwise provided herein, and subject to the provisions of Section 4.3, any provision of this Agreement may be amended or waived only by a written instrument signed by the Company and Holders holding at least 60% of the Registrable Securities then held by all Holders. Notwithstanding the foregoing, neither Subsections 3.1(b) or 3.2(b), or this sentence of Section 15.5, may be amended or waived without the consent of all Holders who have demand rights under Subsections 3.1(b) and 3.2(b). In addition, this Agreement may not be amended to increase any material financial obligations of any Investor hereunder without the prior written consent of such Investor. Any waiver, amendment, modification or termination of any provision of this Agreement shall be binding on all parties hereto and their respective successors and permitted assigns.”

3. MISCELLANEOUS.

3.1 Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Investor Rights Agreement.

3.2 Full Power and Authority. Each Consenting Holder represents and warrants to the Company that (i) such Consenting Holder has the full right, power and authority to execute and deliver this Agreement, and (ii) this Agreement has been duly executed and delivered by such Consenting Holder and constitutes the legal, valid and binding obligation of such Consenting Holder enforceable in accordance with its terms, except (A) as such enforcement is limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and (B) for limitations imposed by general principles of equity.

3.3 Effect of Agreement. Except as modified by the terms of this Agreement, the terms and provisions of the Investor Rights Agreement shall remain in full force and effect. Other than as stated in this Agreement, this Agreement shall not operate as a waiver of any condition or obligation imposed on the parties under the Investor Rights Agreement. In the event of any conflict, inconsistency, or incongruity between any provision of this Agreement and any provision of the Investor Rights Agreement, the provisions of this Agreement shall govern and control. This Agreement shall not be changed or modified orally, but only by an instrument in writing signed by the parties hereto.

3.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

3.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and each Holder and Investor, and shall be enforceable by the Company or any Holder or Investor.

3.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

3.7 Certain Confidential Information. Certain of the information contained in this Agreement is confidential and has not been publicly disclosed by the Company, including the transactions contemplated by the Purchase Agreement and the contemplated filing of the Resale Registration Statements pursuant to the terms of the Longitude Rights Agreement (the “Confidential Information”). Accordingly, each of the undersigned Holders agrees to maintain the Confidential Information in confidence until such time as the Confidential Information has been publicly disclosed by the Company.

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IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

COMPANY: JAZZ PHARMACEUTICALS, INC.

Signature:	/s/ Bruce C. Cozadd
Print Name:	Bruce C. Cozadd
Title:	Chief Executive Officer

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

HOLDERS:

KKR JP LLC

Signature:	/s/ Michael Michelson
Print Name:	Michael Michelson
Title:	Member

KKR JP III LLC

Signature:	/s/ Michael Michelson
Print Name:	Michael Michelson
Title:	Member

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

HOLDERS:

PROSPECT VENTURE PARTNERS II, L.P.

By:	Prospect Management Co. II, LLC, its General Partner

Signature:	/s/ David Markland
Print Name:	David Markland
Title:	Attorney-In-Fact

PROSPECT ASSOCIATES II, L.P.

By:	Prospect Management Co. II, LLC, its General Partner

Signature:	/s/ David Markland
Print Name:	David Markland
Title:	Attorney-In-Fact

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

HOLDERS:

VERSANT VENTURE CAPITAL II, L.P.

By:	Versant Ventures II, L.L.C., its General Partner

Signature:	/s/ Samuel D. Colella
Print Name:	Samuel D. Colella
Title:	Managing Director

VERSANT SIDE FUND II, L.P.

By:	Versant Ventures II, L.L.C., its General Partner

Signature:	/s/ Samuel D. Colella
Print Name:	Samuel D. Colella
Title:	Managing Director

VERSANT AFFILIATES FUND II-A, L.P.

By:	Versant Ventures II, L.L.C., its General Partner

Signature:	/s/ Samuel D. Colella
Print Name:	Samuel D. Colella
Title:	Managing Director

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

HOLDERS:

THOMA CRESSEY FUND VII, L.P.

By:	TC Partners VII, L.P.
Its:	General Partner

By:	Thoma Cressey Bravo Inc.
Its:	General Partner

Signature:	/s/ Bryan Cressey
Print Name:
Title:

THOMA CRESSEY FRIENDS FUND VII, L.P.

By:	TC Partners VII, L.P.
Its:	General Partner

By:	Thoma Cressey Bravo Inc.
Its:	General Partner

Signature:	/s/ Bryan Cressey
Print Name:
Title:

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

HOLDERS:

JAZZ INVESTORS, L.L.C.

By:	Beecken Petty & Company, L.L.C., its Manager

Signature:	/s/ Kenneth W. O’Keefe
Print Name:	Kenneth W. O’Keefe
Title:	Partner

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT effective as of the Effective Date.

HOLDERS:

/s/ Bruce C. Cozadd BRUCE C. COZADD

/s/ Robert M. Myers ROBERT M. MYERS

JANNE L.T. WISSEL

/s/ Carol A. Gamble CAROL A. GAMBLE

SIGNATURE PAGE TO

WAIVER AND AMENDMENT AGREEMENT